Exhibit 99.4

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
INFORMATION RELATING TO THE MERGER

The following unaudited combined company pro forma financial information is based on the historical financial statements of 1st United Bancorp (“Bancorp”) and Enterprise Bancorp, Inc. (“EBI”) and its wholly owned subsidiary Enterprise Bank of Florida, a Florida-chartered commercial bank (“Enterprise”), and has been prepared to illustrate the effects of the Merger of Bancorp and EBI. On July 1, 2013, Bancorp announced the completion of the merger with EBI and the completion of the merger of 1st United Bank and Enterprise Bank (collectively, the “Merger”). Bancorp is the surviving financial holding company and 1st United Bank is the surviving bank following the Merger. The unaudited pro forma condensed consolidated statement of financial condition as of March 31, 2013 and the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2013 and the year ended December 31, 2012 give effect to the Merger, accounted for under the acquisition method. Under the acquisition method, the assets and liabilities of EBI, as of the effective date of the Merger, will be recorded at their respective fair values and the excess of the Merger consideration over the fair value of EBI’s net assets will be allocated to goodwill. The final allocation of the merger consideration will be determined after the Merger is completed and after the fair values of EBI’s tangible and identifiable intangible assets and liabilities as of the effective date of the Merger are determined. As a result, the final adjustments may be materially different from the unaudited combined company pro forma financial information presented therein.

The unaudited pro forma condensed consolidated statement of operations and unaudited pro forma condensed consolidated statement of financial condition as of and for the three month period ended March 31, 2013 have been derived from the unaudited interim financial statements of Bancorp and EBI. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012 has been derived from the audited financial statements of Bancorp and EBI. The unaudited pro forma condensed consolidated statements of operations gives effect to the transaction as if it had been consummated at the beginning of the earliest period presented. The unaudited pro forma condensed consolidated statements of financial condition give effect to the transaction as if consummated on March 31, 2013 with total consideration estimated based on March 31, 2013 financial information. These unaudited pro forma condensed consolidated financial statements do not give effect to any anticipated cost savings or revenue enhancements in connection with the transaction.

The unaudited pro forma condensed consolidated financial statements should be considered together with the historical financial statements of Bancorp and EBI, including the respective notes to those statements. The pro forma information is based on certain assumptions described in the accompanying Notes To The Combined Company Pro Forma Financial Information (Unaudited) and does not necessarily indicate the consolidated financial position or the results of operations in the future or the consolidated financial position or the results of operations that would have been realized had the Merger been consummated at the beginning of the periods or as of the date for which the pro forma information was presented.

75.

Combined Company Pro Forma Financial Information (unaudited)
Condensed Consolidated Statement of Financial Condition
As of March 31, 2013
(Dollars in thousands, except per share data)

	Historical			Mark to Market and Transaction Adjustments
	1st United Bancorp	Enterprise Bancorp Inc.	Pro Forma Before Entries	Debit	Credit	Adjustment	Pro Forma After Adjustments
Assets:
Cash and due from financial institutions	$143,493	$55,781	$199,274	$—	$6,870	(c)	$190,949
					1,455	(c)
Federal funds sold	469	—	469				469
Cash and cash equivalents	143,962	55,781	199,743				190,418
Securities held for trading	—	5,553	5,553		5,553	(c)	—
Securities available-for-sale	310,956	19,616	330,572		9,513	(c)	321,059

Loans, net	918,467	171,913	1,090,380		20,867	(c)	1,067,513
					2,000	(c)
Nonmarketable equity securities	8,041	1,855	9,896				9,896
Premises and equipment, net	17,331	588	17,919			(d)	17,919
Other real estate owned	19,066	1,501	20,567		1,501	(c)	19,066
Company-owned life insurance	21,239	—	21,239				21,239
FDIC loss share receivable	41,189	—	41,189				41,189
Goodwill	58,498	—	58,498	9,220		(c)	67,718
Core deposit and other intangibles	3,096	—	3,096	1,500		(a)	4,596
Derivative, at fair value	—	1,724	1,724		1,724	(c)	—
Accrued interest receivable and other assets	19,604	1,976	21,580		570	(a)	21,770
				760		(c)
Total assets	$1,561,449	$260,507	$1,821,956	$11,480	$50,053		$1,783,383
Liabilities:
Non-interest-bearing	$441,526	$27,926	$469,452	$—	$—		$469,452
Interest-bearing	858,751	158,411	1,017,162			(d)	1,017,162
Total deposits	1,300,277	186,337	1,486,614				1,486,614
Federal funds purchased and repurchase agreements	16,610	—	16,610				16,610
Federal Home Loan Bank advances	—	35,000	35,000			(d)	35,000
Accrued interest payable and other liabilities	6,452	597	7,049				7,049
Total liabilities	1,323,339	221,934	1,545,273	—	—		1,545,273

Shareholders’ Equity:
Preferred stock	—	—	—				—
Common stock	343	37,883	38,226	37,883		(b)	343
Additional paid in capital	238,430	11,012	249,442	11,012		(b)	238,430
Accumulated deficit	(2,378)	(8,610)	(10,988)		8,610	(b)	(2,378)
Accumulated other comprehensive income	1,715	(1,712)	3		1,712	(b)	1,715
Total shareholders’ equity	238,110	38,573	276,683	48,895	10,322		238,110
Total liabilities and shareholders’ equity	$1,561,449	$260,507	$1,821,956	$48,895	$10,322		$1,783,383
Number of common shares outstanding	34,287,056	7,576,652					34,287,056
Total book value per common share (Note e)	$6.94	$5.09				(e)	$6.94
Tangible book value per common share (Note e)	$5.15	$5.09				(e)	$4.84
76.

Notes to the Combined Company Pro Forma Financial Information (unaudited)

Condensed Consolidated Statement of Financial Condition
at March 31, 2013

(Dollars in thousands, except per share data)

a.	Estimated core deposit intangible asset of approximately 1.00% of EBI’s total deposits, excluding time deposits. Core deposit intangible will be amortized over 6 years using the straight-line method as follows:
Year 1	$250
Year 2	250
Year 3	250
Year 4	250
Year 5	250
Year 6	250
1,500
Estimated Tax Effect	(570)
$930

b.	Elimination of EBI’s shareholders’ equity.
c.	The following represents the total Merger consideration and the amount of Goodwill resulting from the Merger:

The Total Consideration to EBI Shareholders, as calculated below, is estimated based on the March 31, 2013 EBI Tangible Book Value. The final Total Consideration will be based on the end of month tangible equity as defined by the Merger Agreement, prior to the merger date of July 1, 2013. The Majority Shareholder will receive consideration comprised of classified and non-performing loans and other real estate owned, non-investment grade securities and cash. The remaining Shareholders will receive consideration in cash.

Non-Cash Consideration to Majority Shareholder
Classified and non-performing loans	$20,867
Other real estate owned	1,501
Derivative, at fair value	1,724
Securities held for trading	5,553
Securities available for sale	9,513
Total Non-investment grade securities	15,066
Total Non-Cash Consideration to Majority Shareholder	39,158
Total Cash Consideration	6,870
Total Consideration (1)	$46,028
Net assets of EBI per historical financial statements	$38,573
Fair Value and Other Consideration Adjustments:
Merger Expenses	(1,455)
Loans (net of tax of $760)	(1,240)
Core Deposit Intangible (net of tax)	930
Pro Forma Assets Acquired	36,808
Total Goodwill	$9,220

(1)	Based on March 31, 2013 tangible equity as defined by the Merger Agreement.
77.

Notes to the Combined Company Pro Forma Financial Information (unaudited)

Condensed Consolidated Statement of Financial Condition
at March 31, 2013

(Dollars in thousands, except per share data)

The estimated fair value of the assets acquired and the liabilities assumed as of the balance sheet date, and after disbursement of the non-cash portion of consideration to be paid, are as follows:

Cash and due from financial institutions	$54,326
Securities available-for-sale	10,103
Loans, at fair value	149,046	(1)
Nonmarketable equity securities	1,855
Premise and equipment, net	588
Other real estate owned	—
Goodwill	9,220
Core deposit intangible	1,500
Accrued interest receivable and other assets	2,166
Total assets acquired	$228,804
Deposits	$186,337
Federal Home Loan Bank advances	35,000
Accrued interest payable and other liabilities	597
Total liabilities assumed	$221,934
Total cash paid for net assets	$6,870
(1)	Estimated fair value adjustment for loans is $6,817 and includes the effect of the reversal of the EBI allowance for loan losses of $4,817 at March 31, 2013.

d.	The fair value is materially equal to book value.
e.	Determined as follows:
	Historical
	1st United Bancorp, Inc.	Enterprise Bancorp, Inc.	Pro Forma after Merger
Shareholders’ equity	$238,110	$38,573	$238,110
Goodwill	58,498	—	67,718
Intangible assets, net	3,096	—	4,596
Tangible shareholders’ equity	$176,516	$38,573	$165,796
Book value per common share	$6.94	$5.09	$6.94
Effect of intangible assets	(1.79)	—	(2.10)
Tangible book value per share	$5.15	$5.09	$4.84

78.

Combined Company Pro Forma Financial Information (unaudited)
Condensed Consolidated Statement of Operations
For the Quarter Ended March 31, 2013
(dollars in thousands, except per share data)

	Historical			Mark to Market and Transaction Adjustments
	1st United Bancorp	Enterprise Bancorp Inc.	Pro Forma Before Entries	Debit	Credit	Adjustment	Pro Forma After Adjustments
Interest income:
Loans, including fees	$16,171	$2,174	$18,345	$—	$250	(c)	$18,595
Securities available-for-sale	1,368	267	1,635				1,635
Federal funds sold and other	181	—	181	4		(b)	177
Total interest income	17,720	2,441	20,161				20,407

Interest expense:
Deposits	985	286	1,271				1,271
Federal funds purchased and repurchase agreements	6	—	6				6
Federal Home Loan Bank advances	—	64	64				64
Total interest expense	991	350	1,341				1,341

Net interest income	16,729	2,091	18,820				19,066
Provision for loan losses	650	956	1,606		956	(d)	650
Net interest income after provision for loan losses	16,079	1,135	17,214				18,416

Service charges and fees on deposit accounts	796	58	854				854
Net gains on sale of securities	122	171	293				293
Other-than-temporary impairment	—	(72)	(72)		72	(e)	—
Net gains on derivative assets	—	867	867	867		(e)	—
Net gains on sales of REO	441	12	453				453
Gains on sales of loans held for sale	46	—	46				46
Increase in cash surrender value of Company owned life insurance	147	—	147				147
Adjustment to FDIC loss share receivable	(2,820)	—	(2,820)				(2,820)
Other	280	94	374				374
Total noninterest income	(988)	1,130	142				(653)

Salaries and employee benefits	6,199	1,045	7,244				7,244
Occupancy and equipment	1,969	264	2,233				2,233
Data processing	930	97	1,027				1,027
Telephone and office supplies	320	—	320				320
Amortization of intangibles	172	—	172	63		(a)	235
Professional fees	387	171	558				558
Advertising	88	39	127				127
Regulatory assessment	358	33	391				391
Other real estate and loan expense	926	46	972				972
Other	1,127	148	1,275				1,275
Total noninterest expense	12,476	1,843	14,319				14,382
Income before income taxes	2,615	422	3,037				3,210
Income tax expense	995	—	995	131		(f)	1,286
				160		(g)
Net income	$1,620	$422	$2,042				$2,095

Basic Earnings per common share	$0.05	$0.06					$0.06
Diluted earnings per common share	$0.05	$0.06					$0.06
Basic weighted average common shares outstanding	33,772,105	7,576,652					33,772,105
Diluted weighted average common shares outstanding	33,886,730	7,576,652					33,886,730
79.

Combined Company Pro Forma Financial Information (unaudited)
Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2012
(dollars in thousands, except per share data)

	Historical			Mark to Market and Transaction Adjustments
	1st United Bancorp	Enterprise Bancorp Inc.	Pro Forma Before Entries	Debit	Credit	Adjustment	Pro Forma After Adjustments
Interest income:
Loans, including fees	$66,929	$8,934	$75,863	$—	$1,000	(c)	$76,863
Securities available-for-sale	5,106	2,212	7,318				7,318
Federal funds sold and other	814	—	814	17		(b)	797
Total interest income	72,849	11,146	83,995				84,978

Interest expense:
Deposits	5,292	2,125	7,417				7,417
Federal funds purchased and repurchase agreements	14	—	14				14
Federal Home Loan Bank advances	7	333	340				340
Total interest expense	5,313	2,458	7,771				7,771

Net interest income	67,536	8,688	76,224				77,207
Provision for loan losses	6,350	4,604	10,954		4,604	(d)	6,350
Net interest income after provision for loan losses	61,186	4,084	65,270				70,857

Service charges and fees on deposit accounts	3,451	181	3,632				3,632
Net gains on sale of securities	1,673	1,694	3,367				3,367
Other-than-temporary impairment	—	(509)	(509)		509	(e)	—
Net gains on derivative assets	—	2,369	2,369	2,369		(e)	—
Losses on sales of REO	3,278	1,348	4,626				4,626
Gains on sales of loans held for sale	106	—	106				106
Increase in cash surrender value of Company owned life insurance	498	—	498				498
Adjustment to FDIC loss share receivable	(12,488)	—	(12,488)				(12,488)
Other	816	365	1,181				1,181
Total noninterest income	(2,666)	5,448	2,782				922

Salaries and employee benefits	24,303	3,881	28,184				28,184
Occupancy and equipment	7,958	872	8,830				8,830
Data processing	3,686	313	3,999				3,999
Telephone and office supplies	1,397	—	1,397				1,397
Amortization of intangibles	684	—	684	250		(a)	934
Professional fees	1,631	463	2094				2,094
Advertising	258	123	381				381
Merger reorganization expenses	1,784	—	1,784				1,784
Regulatory assessment	1,482	385	1,867				1,867
Other real estate and loan expense	3,552	624	4,176				4,176
Other	4,249	748	4,997				4,997
Total noninterest expense	50,984	7,409	58,3931				58,643
Income before income taxes	7,536	2,123	9,659				13,136
Income tax expense	2,808	—	2,808	1,321		(f)	4,936
				807		(g)
Net income	$4,728	$2,123	$6,851				$8,200

Basic Earnings per common share	$0.14	$0.28					$0.22
Diluted earnings per common share	$0.14	$0.28					$0.22
Basic weighted average common shares outstanding	32,947,752	7,576,652					32,947,752
Diluted weighted average common shares outstanding	32,953,063	7,576,652					32,953,063
80.

NOTES TO THE COMBINED COMPANY PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the three months ended March 31, 2013 and the year ended December 31, 2012
(Dollars in thousands)

a.	Represents the adjustment to record the amortization of the fair value adjustment on acquired core deposits using the straight-line balance method amortized over 6 years.

b.	Represents the loss of interest earnings on interest earning cash liquidated to facilitate the Merger at an estimated earnings rate of .25%.

Cash Liquidated	$6,870
Estimated earnings rate	0.25%
Annual loss in interest earnings	$17
Loss of Interest income three months	$4

c.	Represents the accretion of loan discount estimated at $250 for the three months ended March 31, 2013. ($1,000 for the year ended December 31, 2012).
d.	Represents the reversal of EBI provision for loan losses for the period presented which primarily related to assets that were part of the non-cash consideration.
e.	Represents the reversal of other-than –temporary impairment on securities available for sale and net gain on derivative contracts for the period presented. The assets related to these entries were part of the non-cash consideration.
f.	Represents the impact of the above adjustments to income at a marginal tax rate of 38.0%.
g.	Represents the impact of income tax expense on pretax earnings for EBI for the period presented at 38.0%.
81.